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                                                                   Exhibit 3.31b

                                     BY-LAWS

                                       OF

                                  ARMDAP, INC.

                                    ARTICLE I

                                     OFFICES

     Section 1. PRINCIPAL OFFICES. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside this State, and the Corporation has one or more business offices in this State, the Board of Directors shall fix and designate a principal business office in the State of California.

     Section 2. OTHER OFFICES. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation.

     Section 2. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held on the first Monday of November of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 10:00 o'clock A.M., at which time the shareholders shall elect the Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

     Section 3. SPECIAL MEETING. A special meeting of the shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

     Upon request, in writing, to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board) entitled to call a special meeting of shareholders,

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the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice.

     Section 4. NOTICE OF ANNUAL OR SPECIAL MEETING. Written notice of each annual or special meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

     Notice of a shareholders meeting shall be given either personally, by mail or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation, or given by the shareholder to the corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic or other means of written communication, to the recipient.

     If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice or report to all other shareholders. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation shall be prima facie evidence of the giving of the notice.

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     Section 5. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 6. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, except as provided in Section 5 of this Article.

     It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any shareholders' meeting is adjourned for more than 45 days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

     Section 7. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 9 of this Article.

     Voting shall in all cases be subject to the provisions of Chapter 6 of the California General corporation Law and to the following provisions:

               (a) Subject to subparagraph (g), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

               (b) Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

               (c) Subject to the provisions of section 705 of the California General Corporation Law, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

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               (d) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the corporation.

               (e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the By-Laws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the Chairman of the Board, President or any Vice President of such other corporation, or by any other person authorized to do so by the Board, President or any Vice President of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.

               (f) Shares of the corporation owned by any subsidiary shall not be entitled to vote on any matter.

               (g) Shares held by the corporation in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.

               (h) If shares stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two (2) or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                    (i)  If only one votes, such act binds all;

                    (ii) If more than one vote, the act of the majority so
                         voting binds all; or

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                    (iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

          If the instrument so filed, or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

     Subject to the following sentence and to the provisions of section 708 of the California General Corporation Law, every shareholder entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

     Elections need not be by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

     Section 8. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and, if either before or after the meeting each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The written waiver of notice need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except as provided in section 601(b) of the California General Corporation Law. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be but not included in the notice of the meeting if that objection is expressly made at the meeting.

     Section 9. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less

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than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

     Unless the consents of all shareholders entitled to vote have been solicited in writing,

               (a) Notice of any proposed shareholder approval of, (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the corporation as authorized by
          Article V of these By-Laws, (iii) a reorganization of the corporation as defined in section 181 of the General Corporation Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

               (b) Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 4 of Article II of these By-Laws.

     Section 10. RECORD DATE. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting, to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting.

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The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

     If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

     Section 11. PROXIES. Every person entitled to vote shares shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy if received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

     Section 12. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

     These inspectors shall:

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               (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

               (b) Receive votes, ballots, or consents;

               (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

               (d) Count and tabulate all votes or consents;

               (e) Determine when the polls shall close;

               (f) Determine the result; and

               (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

          The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as to the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. POWERS. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these By-Laws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

     Without prejudice to these general powers, and subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers in addition to the other powers enumerated in these By-Laws:

               (a) to select and remove all officers, agents and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these By-

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          Laws; fix their compensation; and require from them security for faithful service.

               (b) to conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with the law, the Articles of Incorporation or the By-Laws, fix their compensation and require from them security for faithful service.

               (c) to change the principal executive office and the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business and fix and locate one (1) or more subsidiary offices within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting, or meetings, including annual meetings.

               (d) to adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates from time to time, as in their judgment, within the provisions of the law, they may deem best.

               (e) to authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

               (f) to borrow money and incur indebtedness for the purposes of the corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities therefor.

               (g) by resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of three (3) or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committees shall be conducted. Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two (2) members thereof; otherwise, the provisions of these By-Laws with respect to notice and conduct of meetings of the Board shall govern. Any such committee, to the extent provided in a resolution of the Board, shall have all of the authority of the Board, except with respect to:

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                    (i)  the approval of any action for which the General
                         Corporation Law or the Articles of Incorporation also require shareholder approval;

                    (ii) the filing of vacancies on the Board or in any
                         committee;

                    (iii) the fixing of compensation of the directors for
                         serving on the Board or on any committee;

                    (iv) the adoption, amendment or repeal of By-Laws;

                    (v)  the amendment or repeal of any resolution of the Board;

                    (vi) any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the Board; and

                    (vii) the appointment of other committees of the Board or
                         the members thereof.

                    (viii) the purchase, sale or re-financing of any corporate that involves the expenditure of more than $5,000.

                    (ix) the approval or rejection of a report of the
                         Corporation's auditors.

                    (x)  the appointment of corporate officers.

     Section 2. LIABILITY OF DIRECTORS. A person who performs the duties of a director, in good faith, in a manner such director believes to be in the best interests of the corporation and its shareholders, and with such care including reasonable inquiry as an ordinarily prudent person in a like position would use under similar circumstances, shall have no liability based upon any alleged failure to discharge the person's obligations as a director. In addition, the liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders shall be eliminated.

     The personal liability of a director may not be limited or eliminated for actions brought against a director for:

               (a) Acts or omissions involving intentional misconduct or a knowing and culpable violation of law;

               (b) Acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of a director;

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               (c) Any transaction from which a director derived an improper personal benefit;

               (d) Acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders;

               (e) Acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders;

               (f) Approval of an improper distribution to shareholders; or

               (g) Approval of an improper loan to any director or officer.

     Section 3. INDEMNIFICATION OF DIRECTORS. The corporation shall have the power to indemnify any person who was or is a party to or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person was or is an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually or reasonably incurred in connection with that proceeding if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe that the conduct of the person was unlawful. The termination of any proceeding, by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     Section 4. NUMBER OF DIRECTORS. The number of Directors of this Corporation shall not be less than five.

     Section 5. ELECTION; RESIGNATION; QUORUM. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. No person shall be elected as a Director other than by the unanimous consent of all of the other members of the Board.

     Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice

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specifies a later time for the effectiveness of the resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     A vacancy on the Board occurs when any authorized position of director is not filled by a duly elected director, whether caused by the death, resignation, removal, change in the authorized number of directors (by the Board or the shareholders), or otherwise. The Board may declare vacant the office of a director who has been declared of unsound mind by order of court or convicted of a felony.

     Vacancies on the Board may be filled by the unanimous consent of the remaining members of the Board.

     Section 6. REMOVAL OF DIRECTORS. No member of the original Board of Directors (i.e. those persons named in the Articles of Incorporation) may be removed from the Board without their consent. All other directors may be removed without cause if removal is approved by the outstanding shares, as that term is defined in Section 152 of the California Corporations Code.

     Section 7. MEETINGS. Meetings of the Board may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two directors of the Corporation. Meetings of the Board may be held at any place within or without California which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, designated by resolution of the Board, and if not so designated, then at the principal executive office of the corporation.

     Regular meetings of the Board may be held without notice. Special meetings shall be held on four (4) days' notice by first class mail, postage prepaid, or forty-eight (48) hours' notice delivered personally or by telephone. The notice need not specify the purpose of the meeting.

     Notice of any meeting need not be given to any director who signs a waiver of notice, or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to the meeting or at its commencement, the lack of notice to such director. Any waiver of notice need not specify the purpose of the meeting. All waiver, consents and approvals of the minutes shall be filed with the corporate records or made a part of the minutes of the meeting to which they pertain.

     The consent of a majority of the Directors present or who have filed a valid waiver of notice shall be sufficient to constitute the approval of the Board of Directors, except that the unanimous approval of all of the members of the Board of Directors, whether present or not, shall be required in order to take the following actions:

                    (i) The purchase, sale or refinancing of any corporate asset, where such purchase sale or refinancing involves the expenditure of more than $5,000.

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                    (ii) The election of any person to the Board of Directors, where by increase in the size of the board of Directors or as a result of a vacancy on the Board.

                    (iii) The approval or rejection of the report of the
                         Corporation's auditors.

                    (iv) The appointment of corporate officers.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. NUMBER AND ELECTION. The officers of the corporation shall be a president, vice-president, and a secretary and a treasurer, who shall be elected by the Board of Directors to serve at the pleasure of the Board. Such other officers and assistant officers as may be deemed necessary may also be appointed by the Board of Directors. Any two or more offices may be held by the same person except the offices of president and secretary.

     Section 2. PRESIDENT.

          a. The President shall preside at all meetings of the Board of Directors. He shall also preside at all meetings of shareholders.

          b. He shall cause to be called regular and special meetings of the shareholders and directors in accordance with the requirements of statutes and these Bylaws.

          c. He shall appoint, discharge, and fix the compensation of all employees and agents of the corporation other than the duly elected officers, subject to the approval of the Board of Directors.

          d. He shall sign and execute all contracts in the name of the corporation, and all notes, drafts or other orders for payment of money.

          e. He shall cause all books, reports, statements and certificates to be properly kept and filed as required by law.

          f. He shall enforce these bylaws and perform all of the duties incident to his office and which are required by law, and, generally, he shall supervise and control the business and affairs of the corporation.

     Section 3. VICE PRESIDENT. During the absence or incapacity of the President, the Vice-President shall perform the duties of the President, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of president and shall perform such duties and functions as the Board may prescribe.

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     Section 4. SECRETARY.

          a. The Secretary shall keep the minutes of the meetings of the Board of Directors and the shareholders in appropriate books.

          b. He shall attend to the giving of notice of special meetings of the Board of Directors and of all meetings of the shareholders of the corporation.

          c. He shall be custodian of the records and the seal of the corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

          d. He shall keep at the principal office of the corporation a book or record containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. He shall keep such book or record and the minutes of the proceedings of its shareholders open daily during regular business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to inspection thereof, he shall prepare and make available a current list of the officers and directors of the corporation and their resident addresses.

          e. He shall sign all certificates representing shares, warrants, rights or options and affix the corporate seal thereto.

          f. He shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by him.

          g. He shall perform all of the duties incident to the office of the Secretary of the corporation.

     Section 5. TREASURER.

          a. The Treasurer shall have the care and custody of and be responsible for all of the funds and securities of the corporation, and shall deposit such funds and securities in the name of the corporation in such banks and safe deposit companies as the Board of Directors may designate.

          b. He shall make, sign and endorse in the name of the corporation all checks, drafts, notes and other orders for payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors.

          c. He shall keep at the principal office of the corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the corporation during business hours.

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          d. He shall render a report of the condition of the finances of the corporation at each regular meeting of the Board of Directors and at such other times as shall be required of him, and he shall make a full financial report at the annual meeting of the shareholders.

          e. He shall further perform all duties incident to the office of Treasurer of the corporation.

          f. If required by the Board of Directors, he shall give such bond as it shall determine appropriate for the faithful performance of his duties.

     Section 6. OTHER OFFICERS. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

     Section 7. VACANCIES. All vacancies in any office shall be filled promptly by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose.

     Section 8. REMOVAL AND RESIGNATION. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the corporation may be served thereby. Any officer may resign at any time by giving written notice thereof to the President or to the Secretary; and acceptance of such resignation shall not be necessary to make it effective.

     Section 9. COMPENSATION. Officers shall receive such compensation for their services as may be authorized or ratified by the Board of Directors. Election of an officer shall not of itself create contract rights to compensation for services performed as such officer.

                                    ARTICLE V

                         LOANS TO DIRECTORS AND OFFICERS

     Loans to Directors and Officers, guarantees of their obligations, or other similar assistance to these persons, shall be contracted on behalf of the corporation only upon the specific authorization of the Board of Directors and the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation.

                                   ARTICLE VI

                            STOCK RIGHTS AND OPTIONS

     Section 1. CERTIFICATES. Certificates representing shares of the capital stock of the corporation, warrants, rights or options to purchase capital stock of the corporation shall be in such form as may be approved by the Board of Directors and shall be signed by the

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President or the Vice President and by the Secretary or by an Assistant
Secretary. All certificates shall be consecutively numbered and the names of the owners, the number of the shares and the date of issue shall be entered on the books of the corporation. Each certificate representing shares, warrants, rights or options shall state upon the face thereof (a) that the corporation is organized under the laws of the State of California, (b) the name of the person to whom issued, (c) the number of shares which such certificate represents and
(d) a statement that the shares are no-par common stock.

     Section 2. TRANSFERS OF STOCK. The capital stock of the corporation, warrants, rights, or options to purchase stock of the corporation shall be subject to such valid restrictions on the transfer thereof as the Board of Directors may by resolution determine prior to the issuance of the stock, warrants, right or options to purchase such stock subject to such restrictions.

                                   ARTICLE VII

                                      SEAL

     The Board of Directors may adopt a seal which shall be inscribed thereon the name of the corporation and the words "SEAL" and "CALIFORNIA" which, when adopted, shall constitute the corporate seal of the Corporation.

                                  ARTICLE VIII

                                   FISCAL YEAR

     The Board of Directors, by resolution, may adopt a fiscal year for this corporation.

                                   ARTICLE IX

                                    AMENDMENT

     These Bylaws may at any time and from time to time be amended, altered or repealed by the Board of Directors or by the shareholders at any annual or special meeting.

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                         PACIFIC OFFICE SOLUTIONS, INC.

                                BY LAW AMENDMENT

     The By-laws of Pacific Office Solutions, Inc., a California corporation, were amended on May 16, 2003, so that Article III, Section 4 of the By-laws was deleted and replaced with the following:

          Section 4. NUMBER OF DIRECTORS. The number of directors of this Corporation shall not be less than three and shall be set at three, unless changed by the shareholders.

                Special Joint Meeting of the Boards of Directors
                          and the Boards of Managers of
              Certain Subsidiaries of Global Imaging Systems, Inc.

                              AMENDMENT TO BYLAWS:
                                  June 16, 2003

     Bylaw Amendments -- Pacific Office Solutions, Inc.

     FURTHER RESOLVED, Article IV, Section 4(e) of the Bylaws of Pacific Office Solutions, Inc. ("Pacific") is hereby amended and restated as follows:

          He, or an Assistant Secretary, shall sign all certificates representing shares, warrants, rights or options.

     FURTHER RESOLVED, that, the Board of Pacific hereby ratifies all actions taken by the officers of Pacific from the time Global acquired Pacific until the date hereof.